FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

I, Thomas Doyle, Chief Executive Officer and Director of Camflo International Inc.,

certify that:

1. I have reviewed the interim filings (as this term is defined in Multilateral Instrument

52-109 Certification of Disclosure in Companies’ Annual and Interim Filings) of Camflo

International Inc. (the “Issuer”) for the interim period ending June 30, 2004;

2. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made,

with respect to the period covered by the interim filings;

3. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of the date and for the periods presented in the interim filings;

4. The issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal controls for the issuer, and we have:

(a) designed those disclosure controls and procedures, or caused them to be designed under our supervision, and implemented those disclosure controls and procedures,

to provide reasonable assurances that material information relating to the issuer,

including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared, and that such material information is disclosed within the time periods specified under applicable provincial and territorial securities legislation; and

(b) designed those internal controls, or caused them to be designed under our supervision, and implement those internal controls, to provide reasonable assurances that the issuer’s financial statements are fairly presented in accordance with generally accepted accounting principles;

5. I have disclosed, based on my most recent evaluation, to the issuer's auditors and the audit committee of the issuer's board of directors or persons performing the equivalent function:

(a) all significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the issuer's ability to disclose information required to be disclosed by the issuer under applicable provincial and